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Exhibit (a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY
for Tender of Shares of Common Stock
of
AIR METHODS CORPORATION
at
$43.00 NET PER SHARE
Pursuant to the Offer to Purchase, dated March 23, 2017
by
ASP AMC MERGER SUB, INC.
a wholly-owned subsidiary of
ASP AMC INTERMEDIATE HOLDINGS, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 20, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if a stockholder wishes to participate in the Offer (as defined below) and (a) certificates representing shares (the "Shares"), of common stock, par value $0.06 per share, of Air Methods Corporation, a Delaware corporation, are not immediately available, (b) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (c) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the "Depositary and Paying Agent") prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary and Paying Agent and must include a guarantee by an Eligible Institution (as defined below). See Section 3—"Procedure for Tendering Shares" of the Offer to Purchase (as defined below).

        Shares tendered by a Notice of Guaranteed Delivery or other guaranteed delivery procedure will not be deemed validly tendered for any purpose, including for purposes of satisfying the Minimum Condition (as defined in the Offer to Purchase), and the Offeror will be under no obligation to make any payment for such Shares, unless and until Shares underlying such Notice of Guaranteed Delivery are delivered to the Depositary and Paying Agent in settlement or satisfaction of such guarantee.

The Depositary and Paying Agent for the Offer is:

If delivering by overnight courier:	If delivery by mail:	If delivering by facsimile:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	For Eligible Institutions Only: (718) 234-5001 For Telephonic Confirmation of Facsimile Receipt: (877) 248-6417

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN SECTION 3—"PROCEDURES FOR TENDERING SHARES" OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

        The Eligible Institution (as defined in the Offer to Purchase) that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and Paying Agent and must deliver a properly completed and duly executed Letter of Transmittal or an Agent's Message (as defined in Section 3—"Procedures for Tendering Shares" of the Offer to Purchase) and certificates for Shares or book-entry Shares that are the subject of this Notice of Guaranteed Delivery to the Depositary and Paying Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

        The undersigned hereby tenders to ASP AMC Merger Sub, Inc., a Delaware corporation (the "Offeror") and a wholly owned subsidiary of ASP AMC Intermediate Holdings, Inc., a Delaware corporation, which is controlled by affiliated funds managed by American Securities LLC, a New York limited liability company ("American Securities"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 23, 2017 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted therein, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares (the "Shares") of common stock, par value $0.06 per share, of Air Methods Corporation, a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3—"Procedures for Tendering Shares" of the Offer to Purchase.

Number of Shares Tendered:

Share Certificate Number(s) (if available):

Check here and complete the information below if Shares will be tendered by book entry transfer.

Name of Tendering Institution:

DTC Participant Number:
(if applicable)

Transaction Code Number:
(if applicable)

Date:

Name(s) of Record Owner(s):	(Please Type or Print)

Address(es):	(Including Zip Code)

Area Code and Telephone Number:

Signature(s):

 GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary and Paying Agent's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3—"Procedures for Tendering Shares" of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or, with respect to Eligible Institutions, a manually executed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 3—"Procedures for Tendering Shares" of the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary and Paying Agent at one of its addresses set forth above within three (3) Nasdaq Stock Market trading days after the date of execution hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal, certificates representing the Shares and/or any other required documents to the Depositary and Paying Agent within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

        Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC's PTOP platform.

Name of Firm:

Address:	(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:	(Please Type or Print)

Title:

Dated:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES REPRESENTING TENDERED SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(C)
Check here and complete the information below if Shares will be tendered by book entry transfer.
GUARANTEE (Not to be used for signature guarantee)